UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2024

AmpliTech Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40069	27-4566352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 Plant Avenue, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 521-7831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered

Common stock, par value $0.001 per share	AMPG	The Nasdaq Stock Market LLC

Warrants to Purchase Common Stock	AMPGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2024, Amplitech Group Inc. (the “Company”) entered into a business loan and security agreement with Altbanq Lending II LLC in the amount of $1,300,000, with an origination fee of $26,000. The loan is payable within 76 weeks through 38 bi-weekly payments of $44,816 and bears an annual interest rate of 21.2%. The loan is secured by the Company’s assets through an UCC filing. Proceeds from the business loan will be used for working capital and 5G licensing and certification fees.

The description of the business loan and security agreement is qualified in its entirety by the full text of the business loan and security agreement, a copy of which is filed herewith as Exhibit 10.1 and which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report with respect to the business loan is incorporated by reference into this Item 2.03.

Exhibit No.	Description

10.1	Business Loan and Security Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPLITECH GROUP INC.
Dated: July 29, 2024
	By:	/s/ Faward Maqbool
	Name:	Faward Maqbool
	Title:	Chief Executive Officer